SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement       [ ]  Soliciting Material Pursuant to
                                            sec.240.14a-11(c) or sec.240.14a-12
[X]  Definitive Proxy Statement        [ ]  Confidential, for Use of the
                                            Commission Only
[ ]  Definitive Additional Materials        (as permitted by Rule 14a-6(e)(2))


                            Indus International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).


[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        INDUS INTERNATIONAL, INC.
                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD MAY 4, 1999

To The Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Indus International, Inc. (the "Company"), a Delaware corporation, will be held on May 4, 1999 at 2:00 p.m., local time, at the Company's headquarters located at 60 Spear Street, San Francisco, California, for the following purposes:

1. To elect the following directors to serve for the ensuing year and until their successors are duly elected and qualified: Robert
W. Felton, William J. Grabske, William H. Janeway, Joseph P.
Landy and Jeanne D. Wohlers.

2. To approve an amendment to the Company's 1997 Stock Plan to increase the number of shares reserved for issuance thereunder by 2,500,000 shares to 10,000,000 shares.

3. To approve an amendment to the Company's 1997 Director's Option Plan to increase the number of shares of Common Stock granted as a First Option from 10,000 to 50,000 shares and the shares granted as a Subsequent Option under the Director's Plan from 5,000 to 10,000 shares.

4. To ratify the appointment by the Board of Directors of Ernst &
Young LLP as independent auditors of the Company for the year ending December 31, 1999.

5. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 10, 1999 are entitled to notice of and to vote at the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

                                By Order of the  Board of Directors


                                Anna Ng-Borden
                                Corporate Secretary


San Francisco, California
April 2, 1999

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


                       INDUS INTERNATIONAL, INC.
                           PROXY STATEMENT
                 FOR 1999 ANNUAL MEETING OF STOCKHOLDERS
General

The enclosed Proxy is solicited on behalf of the Board of Directors of Indus International, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held May 4, 1999 at 2:00 p.m., local time, or at any adjournment of postponement thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters located at 60 Spear Street, San Francisco, California.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1998 were mailed on or about April 2, 1999 to all stockholders entitled to vote at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to ChaseMellon Shareholder Services, LLC, Attention: Joseph W. Thatcher, Jr. Inspector of Elections, 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. The presence at the Annual Meeting of the stockholder who has appointed a proxy will not of itself revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card, or if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR Proposals Two Three and Four and as to any other matter that may be properly brought before the Annual meeting, in accordance with the judgment of the proxy holders.

Voting at the Annual Meeting; Record Date

        Only holders of record of the Company's common stock ("Common Stock") at the close of business on March 10, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date and to vote on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, 31,774,206 shares of the Company's Common Stock were issued and outstanding. No shares of Preferred Stock were outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Management; Principal Stockholders."

Quorum; Required Vote

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the record date. All shares represented at the meeting, whether in person or by a general or limited proxy, will be counted for the purpose of establishing a quorum.

        While there is not definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and
(ii) the total number of shares present and entitled to vote ("Votes Cash") with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

        Under current Delaware case law, while broker non-votes (i.e. the votes of shares held of record by brokers as to which the underlying beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the voting on a proposal.

Expenses of Solicitation

        All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter or facsimile. Such directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Procedure for Submitting Stockholder Proposals

        Stockholders may present proper proposals for inclusion in the Company's proxy materials for consideration at the next annual meeting of its stockholders by submitting their proposals to the Secretary of the company in a timely manner. In order to be included in the Company's proxy materials for the 2000 Annual Meeting, stockholder proposals must be received by the Secretary of the Company no later than December 3, 1999, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In connection with its 2000 Annual Meeting of Stockholders, the Company intends to solicit proxies granting discretionary authority to proxyholders to vote on any matters submitted to the Company by stockholders after February 16, 2000.

                              PROPOSAL ONE
                           ELECTION OF DIRECTORS

Nominees

A board of five directors will be elected at the Annual Meeting.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominee's names below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

All nominees are presently directors of the Company. The names of the nominees, their ages as of the date of this proxy statement and certain information about them are set forth below:


    Name of Nominee       Age            Principal Occupation
------------------------  ----  --------------------------------------
Robert W. Felton......     60   Director, former Chief Executive Officer
William J. Grabske....     56   Chairman of the Board and Chief Executive
                                Officer
William H. Janeway....     55   Managing Director and the head of the
                                Venture Capital High Technology Team of
                                E.M. Warburg, Pincus & Co., LLC
Joseph P. Landy.......     37   Managing Director of E.M. Warburg, Pincus
                                & Co., LLC
Jeanne D. Wohlers.....     53   Director



        There are no family relationships between or among any directors or executive officers of the Company.

        Mr. Felton is a founder of The Indus Group, Inc. and has been a director since the Company was formed pursuant to the merger of The Indus Group, Inc. and TSW International, Inc. (the "Merger") which was consummated on August 25, 1997. He was Chairman of the Board until March 17, 1999. He also served as Chief Executive Officer of the Company until December 31, 1998. From 1988 until August 25, 1997, he was the Chairman, President and Chief Executive Officer of The Indus Group, Inc.

        Mr. Grabske has served as Chief Executive Officer and director of the company since January 1, 1999. He was elected as Chairman of the Board on March 17, 1999. He has served as President since June 15,
1998. From June 15, 1998 until December 31, 1998, he served as Chief Operating Officer of the Company. Mr. Grabske was formerly President of the EDS' Utilities Industry. He joined EDS in 1995, after serving as Senior Vice President and Managing Director of JWP International.

        Mr. Janeway served as a director of the Company since the consummation of the Merger on August 25, 1997. From 1994 to August 25, 1997, he served as a director of TSW International, Inc. Since 1988, he has been a managing director and the head of the Venture Capital High Technology Team of E.M. Warburg, Pincus & Co., LLC ("EMW LLC") and its predecessor, EMW Inc. Mr. Janeway serves on the Board of Directors as a nominee of Warburg. Mr. Janeway also serves as a director of BEA Systems, Inc., an on-line transaction processing software and services company, Industri-Matematik International Corp., a client/server application software company, Veritas Software, a Unix system software company, and Vanstar/Inacom, a technology services company, and several privately-held companies.

        Mr. Landy has served as a director of the Company since the consummation of the Merger on August 25, 1997. From 1992 to August 25, 1997, he served as a director of TSW International, Inc. Since 1994, Mr. Landy has been a managing director of EMW LLC and its predecessor; EMW Inc. Mr. Landy has been employed in various capacities by EMW LLC and EMW Inc. since 1985. Mr. Landy also serves on the Board of Directors as a nominee of Warburg. Mr. Landy also serves as a director of Level One Communications.

        Ms. Wohlers has served as a director of the Company since January 1, 1999. Ms. Wohlers currently serves on the board of directors of 44 mutual funds managed by American Century. Ms. Wohlers has held a number of corporate senior management positions with high growth companies and investment management firms from 1974 through 1998. From
1994 to 1998, Ms. Wohlers was a partner at Windy Hill Productions, a producer of educational entertainment software.


Board Meeting and Committees

The Board of Directors of the Company held a total of four meetings in 1998. The Board of Directors has two committees, an Audit Committee and a Compensation Committee, which were established in June 1997. During the last fiscal year, all directors attended 100% of the meetings of the Board of Directors and the meetings of all committees of the Board of Directors on which such directors served

The Audit Committee of the Board of Directors currently consists of, Joseph P. Landy and Jeanne D. Wohlers. The Audit Committee recommends engagement of the Company's independent accounts and is primarily responsible for approving the services performed by the Company's independent accountants and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. The Audit Committee held three meetings during fiscal 1998.

The Compensation Committee of the Board of Directors currently consists of Mr. William H. Janeway and Jeanne D. Wohlers. The Compensation Committee establishes the Company's executive compensation policy, determines the salary and bonuses of the Company's executive officers and recommends to the Board of Directors stock option grants for executive officers. The Compensation Committee held five meetings via teleconferencing during fiscal 1998.

Director Compensation

Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses they incur in connection with their attendance at meetings of the Board of Directors. The Company's 1997 Director Option Plan (the "Director Option Plan") was adopted by the Board of Directors and approved by the stockholders of the Company on July 17, 1997. Under the Director Option Plan, the Company reserved 200,000 shares of Common Stock for issuance to the directors of the Company pursuant to non-statutory stock options. As of March 10, 1999, options to purchase an aggregate of 55,000 shares were outstanding under the Director Option Plan at a weighted average exercise price of $15.40 per share, of which options to purchase 7,500 shares were fully vested and immediately exercisable; no options had been exercised pursuant to the Plan; and 145,000 shares remained available for future grant.

Each director who is not an employee of the Company is automatically granted a nonstatutory option to purchase 10,000 shares of Common Stock of the Company (the "First Option") on the date such person becomes a director or, if later, on the effective date of the Director Option Plan. Thereafter, each such person will automatically be granted an option to acquire 5,000 shares of the Company's Common Stock (the "Subsequent Option") upon such outside director's re-election at each Annual Meeting of Stockholders, provided that on such date such person has served on the Board of Directors for at least six months. Each option granted under the Director Option Plan will become exercisable as to 25% of the Shares subject to such option on each anniversary of its date of grant. Messrs. Janeway and Landy each received grants of options to purchase 5,000 shares on May 5, 1998. Ms. Wohlers was granted a First Option on January 1, 1999 at an exercise price of $6.63 per share.

1995 Director Option Plan

Prior to the Merger, The Indus Group, Inc. had implemented a 1995 Director Option Plan (the "1995 Director Plan"). Under the 1995 Director Plan each non-employee director was automatically granted a nonstatutory option to purchase 10,000 shares of Common Stock of The Indus Group, Inc. on the date such person became a director or, if later, on the effective date of the 1995 Director Plan. Thereafter, each such person would automatically be granted an option to acquire 2,500 shares of The Indus Group, Inc's Common Stock upon such outside director's re-election at each Annual Meeting of Stockholders, provided that on such date such director had served on the Board of Directors for at least six months. Each option granted under the 1995 Director Plan would become exercisable as to 25% of the Shares subject to such option on each anniversary of its date of grant.

As of March 10, 1999, no options have or will be granted to the current directors under the 1995 Director Plan

Required Vote

        The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.


                             PROPOSAL TWO
                     AMENDMENT TO 1997 STOCK PLAN

        On March 10, 1999, the Board of Directors of the Company approved an amendment to the 1997 Stock Plan (the "Stock Plan") to increase the number of shares of Common Stock available for issuance under the Plan from 2,500,000 to 10,000,000 shares. The Board of Directors believed that increasing the number of shares available under the Stock Plan would enable the Company to continue to attract, retain and motivate it employees and consultants through equity incentives.

        Of the 2,500,000 shares authorized under the Stock Plan prior to the amendment described above, as of March 10, 1999, no options to purchase shares had been exercised, options to purchase an aggregate of 3,465,500 shares were outstanding, and 1,534,500 shares remained available for future grant.

        At the Annual Meeting, the stockholders are being asked to approve the amendment to the Stock Plan to increase the number of shares of Common Stock reserved thereunder.

A summary of the amended 1997 Stock Plan is disclosed in Appendix A.



Amended Stock Plan Benefits

        The following table sets forth certain information regarding options granted under the Stock Plan during the fiscal year ended
December 31, 1998 to each of the executives names in the Summary
Compensation Table below, all current executive officers as a group, all current directors who are not executive officers as a group, and all other employees (including current officers who are not executive officers) as a group:

                       AMENDED PLAN BENEFITS TABLE

                                                        NUMBER OF
                                                         OPTIONS
                                                         GRANTED
                                             DOLLAR     UNDER THE
                                            VALUE OF   STOCK PLAN
NAME AND PRINCIPAL POSITION                GRANTS (1)    IN 1998
-----------------------------------------  ----------  -----------
Robert W. Felton
Former Chief Executive Officer............
                                              $  --          --
William J. Grabske
Chief Executive Officer, President
  and Director............................   610,000    1,000,000

C. Jeffrey Simpson
Former Executive Vice President of
  Worldwide Sales.........................       --       750,000

Frank M. Siskowski
Former Chief Financial Officer and
  Executive Vice President of
  Investor Relations......................       --          --

Robert A. Pocsik
Senior Vice President Human
  Resources and Administration............   106,000       50,000

Kerry P. Lamson
Senior Vice President Worldwide
  Marketing...............................   146,400      285,000

All Executive Officers as a
  Group (5 persons).......................   862,400    2,085,000

Non-Executive Directors as a
  Group (3 persons).......................       --          --

All Employees Other than
  Executive Officers...................... 2,852,665    1,536,625

-------------------------
(1) The dollar value of option grants under the Stock Plan was computed based on the closing price of the Company's Common Stock on December 31, 1998 on the Nasdaq National market of $7.00 minus the exercise price of such options. On such date, some options granted under the Stock Plan were "out-of-the-money." These included options to purchase 750,000 shares granted to William J. Grabske, options to purchase 750,000 shares to C. Jeffrey Simpson, options to purchase 225,000 shares to Kerry P. Lamson and all grants to non-executive directors. All employees other than executive officers were "in the money" due to the repricing of all options "out-of the money" at the fair market value on 12/14/98. "Value of Grants" represents only those options "in-the-money."

Required Vote

        The approval of amendments to the Stock Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common
Stock represented in person or by proxy and entitled to vote on the proposal. See "Quorum; Required Vote" above.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE
                              1997 STOCK PLAN.


                               PROPOSAL THREE
                     AMENDMENT TO 1997 DIRECTOR'S OPTION PLAN

On March 10, 1999, the Board of Directors of the Company approved an amendment to the 1997 Director's Option Plan ("Director's Plan") to increase the number of shares of Common Stock granted as a First Option from 10,000 to 50,000 and the shares granted as a Subsequent Option under the Director's Plan from 5,000 shares to 10,000 shares. This amendment will be effective for all grants under the 1997 Director's Option Plan dated on or after January 1, 1999. The Board of Directors believed that increasing the number of shares available under the Director's Plan would enable the Company to continue to attract and retain Outside Directors through equity incentives.

At the Annual Meeting, the stockholders are being asked to approve the amendment to the Director's Plan to increase the number of shares of Common Stock granted as a First Option and any Subsequent Option to each Outside Director.

Upon approval of this amendment by the stockholders, the First Option granted to Ms. Wohlers on January 1, 1999 will be increased from 10,000 to 50,000 shares at an exercise price of $6.63 per share.

A summary of the amended Director's Option Plan is disclosed in Appendix B.







                       AMENDED PLAN BENEFITS TABLE

                                                          NUMBER OF
                                                         OPTIONS TO
                                                         BE GRANTED
                                             DOLLAR     UNDER THE
                                            VALUE OF   DIRECTOR'S PLAN
NAME OF OUTSIDE DIRECTOR                   GRANTS (1)    DURING 1998
-----------------------------------------  ----------  ---------------
William H. Janeway........................       --         10,000

Joseph P. Landy...........................       --         10,000

Jeanne D. Wohlers.........................       --         50,000

-------------------------

(1) The exercise price for all grants under the Director's Plan will be the fair market value of the Company's common stock at the time of the grant.

Required Vote

        The approval of amendments to the Director's Plan requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented in person or by proxy and entitled to vote on the proposal. See "Quorum; Required Vote" above.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1997 DIRECTOR'S OPTION PLAN.



                          PROPOSAL FOUR
            RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected Ernst & Young LLP as independent auditors of the Company, to audit the financial statements of the Company for the current year ending December 31, 1999 and recommends that the stockholders ratify this selection. Representatives of Ernst & Young LLP are expected to be available at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

        In the event that the stockholders do not approve the selection of Ernst & Young LLP, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.







                           EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by the Company during 1996, 1997 and 1998 to its Chief Executive officer and the five most highly compensated executive officer's who were serving as executive officers during the year ended December 31, 1998 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                 All
                                         Annual Compensation   Other
                                         -------------------  Compensa-
 Name and Principal Position     Year    Salary($)  Bonus    tion($)(1)
------------------------------ --------- --------- --------- -----------
Robert W. Felton (2)
Former Chief
Executive Officer .............    1998  $325,000    $  --       $5,793
                                   1997   240,000     4,307       2,027
                                   1996   195,000     7,334       4,435

William J. Grabske (3)
Former Chief Operating
Officer........................    1998   381,859   349,372       7,025
                                   1997       --        --         --
                                   1996       --        --         --

C. Jeffrey Simpson(4)
Former Executive Vice
President  of Worldwide Sales..    1998   179,615   100,000       2,233
                                   1997       --        --         --
                                   1996       --        --         --

Frank M. Siskowski (5)
Former Chief Financial Officer
and Executive Vice President
of Investor Relations..........    1998   240,976       --       11,011
                                   1997   180,000    50,000         801
                                   1996    52,500       --        3,389

Robert A. Pocsik (6)
Senior Vice President Human
Resources and Administration...    1998    56,250   180,293       1,448
                                   1997       --        --         --
                                   1996       --        --         --

Kerry P. Lamson(7)
Senior Vice President
of Worldwide Marketing.........    1998   146,875    50,000       6,770
                                   1997       --        --         --
                                   1996       --        --         --

----------------

(1) "All Other Compensation" is itemized as follows:
  o In 1998, Mr. Felton received $2,400 in payment pursuant to the Company's 401(k) plan and $5,793 in life and health insurance premiums. In 1997, he received $1,226 in payment to his profit sharing plan and $801 in payment of life insurance premiums. In 1996, he received $2,519 in payment to the Company's profit sharing plan and $1,916 in payment of life insurance premiums.
  o In 1998, Mr. Grabske received $2,400 in payment pursuant to the Company's 401(k) and $4,625 in life and health insurance premiums life insurance premiums. Mr. Grabske's date of hire with the Company was June 1998.
  o In 1998, Mr. Simpson received $2,232 in life and health insurance premiums. Mr. Simpson's date of hire with the Company was June 1998.
  o In 1998, Mr. Siskowski received $2,177 in payment pursuant to the Company's 401(k) and $8,834 in life and health insurance premiums. In 1997, he received $801 in payment of life insurance premiums. In 1996, he received $338 in payment of life insurance premiums. Mr. Siskowski's date of hire with the Company was September 1996.
  o In 1998, Mr. Pocsik received $1,448 in life and health insurance premiums. Mr. Pocsik's date of hire with the Company was October 1998.
  o In 1998, Mr. Lamson received $1,484 in payment pursuant to the Company's 401(k) and $5,286 in life and health insurance premiums. Mr. Lamson's date of hire with the Company was May 1998.

(2) Robert W. Felton was previously Chairman, Chief Executive Officer and President of The Indus Group, Inc. From the effective date of the Merger through December 1998, he served as Chairman and Chief
Executive Officer of the Company. The compensation described in this Summary Compensation Table for 1996 and 1997 includes amounts paid by both the Company and The Indus Group, Inc. and has been reported on a calendar year basis. The Merger was accounted for as a pooling-of-interests, therefore all revenues and expenses for the Company have been combined retroactively.
(3) William J. Grabske became President and Chief Operating Officer of the Company on June, 15, 1998. Mr. Grabske became Chief Executive Officer on January 1, 1999. Mr. Grabske became Chairman of the Board on March 17, 1999.
(4) C. Jeffrey Simpson became Executive Vice President Worldwide sales on May 26, 1998. Mr. Simpson became a consultant to the Chief
Executive Officer on January 1, 1999.  Mr. Simpson left the Company
March 1, 1999.
(5) Frank M. Siskowski was Chief Financial Officer and Senior Vice President of The Indus Group, Inc. Subsequent to the Merger, he became Chief Financial Officer and Executive Vice President of
Investor Relations of the Company effective August 25, 1997. The compensation described in this Summary Compensation Table for 1996 and 1997 include amounts paid by both the Company and The Indus
Group, Inc. and have been reported on a calendar year basis.  The
Merger was accounted for as a pooling-of-interests, therefore all revenues and expenses for the Company have been combined retroactively. Mr. Siskowski left the Company July 31, 1998.
(6) Robert A. Pocsik, became Senior Vice President Human Resources & Administration October 1, 1998.
(7) Kerry P. Lamson became Senior Vice President Worldwide Marketing May
18, 1998.

                OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding each grant of options to purchase common stock of the Company made to a Named
Executive Officer during 1998.

                                            Individual Grants
                              ----------------------------------------------
                                             Percent                            Potential Realizable
                                             of Total                             Value at Assumed
                                             Options                              Annual Rates of
                               Number of     Granted                                Stock Price
                               Securities       to                               Appreciation for
                               Underlying   Employees   Exercise    Expir-        Option Term (2)
                                Options     in Fiscal   Price per    ation    -----------------------
            Name                 Granted       Year      Share      Date(1)       5%      %10%
----------------------------- ------------  ----------  ---------  ---------  ----------- -----------
Robert W. Felton..............        --            0%     $ --         --          --          --

William J Grabske (3)(5)(6)...    750,000        20.7%      8.50   05/12/08    4,016,250  10,136,250
                  (3)(4)......    250,000         6.9%      4.56   12/14/08      718,200  10,136,250
C. Jeffrey Simpson (3)(5)(6)..    750,000        20.7%      8.31   05/26/08    3,926,475   9,909,675
Frank M. Siskowski............        --          --         --         --          --          --
Robert A. Pocsik(3)(5)(6).....     50,000         1.4%      4.88   10/01/08      153,720     387,960
Kerry P. Lamson(3)(4)(5)......    225,000         6.2%      8.13   05/18/08    1,152,428   2,908,508
               (3)(4).........     60,000         1.7%      4.56   12/14/08      172,368     435,024


----------------
----------------

(1) Options may terminate before their expiration upon the termination of optionee's status as an employee or consultant or upon the optionee's death or disability.
(2) Potential realizable value is based on the assumption that the Common Stock of the Company appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These potential realizable value numbers are calculated based on Securities and Exchange Commission requirements and do not reflect the Company's estimate of future stock price growth.
(3) Options were granted under Indus International. Inc. 1997 Stock Option Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.
(4) Options become exercisable as to 25% of the option shares on each anniversary of the vesting commencement date, with full vesting occurring on the fourth anniversary of the vesting commencement date.
(5) In the case of a change of control of the Company, all outstanding options shall vest immediately.
(6) Options become exercisable as to 25% of the option shares on the employment date and 25% each anniversary date of the vesting commencement date with full vesting occurring on the third anniversary of the vesting commencement date.

AGGREGATE OPTION EXERCISES IN 1998 AND YEAR-END VALUES

The following table sets forth information concerning the shares acquired and the value realized upon the exercise of stock options during 1998, the number of shares of Common Stock underlying exercisable and unexercisable options held by each of the Named Officers as of December 31, 1998 and the values of unexercised "in-the-money" options as of that date.

                                               Number of Securities       Value of Unexercised
                       Shares                 Underlying Unexercised      in-the-Money Options
                      Acquired                     Options at            at Fiscal Year-End($)(1)
                         on        Value        December 31, 1998(#)    -------------------------
                      Exercise    Realized   -------------------------  Exercisable Unexercisable
        Name             (#)        ($)      Exercisable Unexercisable      ($)          ($)
--------------------- ---------  ----------  ----------- -------------  ----------- -------------
Robert W. Felton....      --        $  --        67,500       132,500      $   --       $   --
William J. Grabske..      --           --       187,500       812,500          --        610,000
C. Jeffrey Simpson..      --           --       201,173       562,500       49,496          --
Frank M. Siskowski..      --           --           --           --            --           --
Robert A. Pocsik....      --           --        12,500        37,500       26,500        79,500
Kerry P. Lamson.....      --           --           --        285,000          --        146,400

----------------

(1) Represents the positive spread between the respective exercise prices of outstanding stock options and the closing price of the Common
Stock on December 31, 1998 of $7.00 per share, as reported by the Nasdaq National Stock Market at the close of business.



                 REPORT OF THE COMPENSATION COMMITTEE

Overview and Philosophy
The Compensation Committee (the "Committee") of the Board of Directors regularly reviews and approves all executive officer pay plans and develops recommendations for stock option grants for approval by the Board of Directors. These include the following compensation elements: base salaries, annual incentives, stock options and various benefit plans.

The Committee is comprised of three independent, non-employee directors. It is the Committee's objective that executive compensation be directly determined by achievement of the Company's planned business performance. Specifically, the Company's executive compensation program is designed to reward exceptional executive performance that results in enhanced corporate and stockholder values.

Published industry pay salary data is reviewed and relied upon in the Committee's assessment of appropriate compensation levels, specifically the analysis of proxies of certain public software companies and the Culpepper High Tech Survey. The Committee also retains independent compensation consultants to provide objective and expert advice in the review of the Company's stock option plans.

The Committee recognizes that the industry sector in which the Company operates is both highly competitive and undergoing significant globalization with the result that there is substantial demand for qualified, experienced executive personnel. The Committee considers it crucial that the Company be assured of retaining and rewarding its top caliber executives who are essential to the attainment of the Company's ambitious long-term, strategic goals.

For these reasons, the Committee believes the Company's executive compensation arrangements must remain competitive with those offered by other companies of similar size, scope, performance levels and complexity of operations, including some, but not all, of the companies comprising the Nasdaq-100 Index and the Nasdaq Computer Index.

Annual Cash Compensation (Base Salary, Plus Performance Incentives)

The Committee believes that annual cash compensation should be paid commensurate with attained performance. The Company's executive cash compensation consists of base compensation (salary) and performance incentives (bonuses). Base salaries for executive officers are established by considering a number of factors, including the Company's continued profitable growth; the executive's individual performance and measurable contribution to the Company's success; and pay levels of similar positions with comparable companies in the industry. The Committee supports the Company's compensation philosophy of moderation for elements such as base salary and benefits. Base salary decisions
are made as part of the Company's formal annual review process.   A
majority of the Company's executive officers were hired in 1998. Therefore, any raises in the base salary of the Company's executive officers would be approved by the Committee in 1999. These raises would be intended to ensure that the salary levels for similar positions in the information technology industry and the anticipated additional responsibilities of each executive officer in the upcoming year are properly reflected.

Long-Term Incentive: Stock Options

The Committee recommends executive stock options under the Stock Plan to foster executive officer ownership of the Company's Common Stock, to stimulate a long-term orientation in decisions and to provide direct linkage with stockholder interests. The Committee considers the total compensation package, industry practices and trends, the executive's accountability level, and assumed potential stock value in the future when granting stock options. The Committee recommends option amounts to provide retention considering projected earnings to be derived from option gains based upon relatively conservative assumptions relating to planned growth and earnings. Therefore, the stock option program is intended to serve as an effective and competitive long-term incentive and retention tool for the Company's executives, as well as other key employees. The exercise prices of stock options granted to executive officers are equal to the fair market value of the Company's Common Stock on the date of grant. Therefore, stock options provide an incentive to maximize the Company's profitable growth that ordinarily, over time, should be reflected in the price of the Company's Common Stock. The Committee believes that the Company's stock option plan has been administered in a manner comparable to its peer group and other high performing companies in the high technology sector.

Benefits

The Company provides benefits to the named executive officers that are generally available to all employees of the Company. The amount of executive level benefits and perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of total salary and bonus for the calendar year 1998 for any executive officer.

Chief Executive Officer Compensation

Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. In June, 1998, the Compensation Committee approved the compensation package of Mr. Grabske (hired as President and Chief Operating Officer on June 15, 1998 and appointed Chief Executive Officer on January 1, 1999).
This compensation package was designed to bring Mr. Grabske's salary in line with other chief executive officers in the information technology industry and included a bonus for achievement of Company's goals for third and fourth quarters of 1998 in terms of revenues and earnings per share.

It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align the Company's corporate economic performance and the interest of the Company's stockholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.


The Compensation Committee of the Board of Directors


William H. Janeway
Jeanne D. Wohlers


                             PERFORMANCE GRAPH

        The following graph compares the cumulative total return for the Company's Common Stock with the cumulative total return of The Stock Market-U.S. Index and the Nasdaq Computer Index. The graph assumes that $100 was invested on August 25, 1997 in the Company's Common Stock. The Nasdaq Stock Market-U.S. Index and the Nasdaq Computer Index, including reinvestment of dividends. No dividends have been declared or paid on the Company's Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                  PERFORMANCE GRAPH

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

              Indus
          International, Nasdaq Stock    Nasdaq
  Date         Inc.         Market      Computer
--------- -------------- ------------ ------------
08/26/97            100          100          100
09/10/97            106          103          101
09/24/97            108          106          103
10/08/97            102          109          105
10/22/97            115          107          101
11/11/97             85          100           92
11/25/97             92          100           94
12/09/97             93          102           95
12/23/97             46           95           85
01/15/98             47           99          102
01/29/98             53          103          109
02/12/98             67          109          117
02/26/98             65          113          124
03/12/98             59          112          119
03/26/98             68          116          124
04/09/98             65          116          123
04/23/98             64          120          130
05/07/98             59          117          126
05/21/98             52          116          124
06/04/98             58          113          120
06/18/98             69          113          124
07/02/98             50          121          136
07/16/98             51          127          148
07/30/98             42          122          143
08/13/98             38          115          136
08/27/98             32          107          133
09/10/98             36          101          126
09/24/98             37          110          139
10/08/98             23           90          112
10/22/98             35          108          134
11/05/98             35          117          144
11/19/98             32          122          155
12/03/98             30          124          160
12/17/98             26          130          172
12/31/98             46          140          183


                     CERTAIN TRANSACTIONS WITH MANAGEMENT

        The Company loaned Mr. Blend $100,910 in June 1997, of which $50,000 remains outstanding for payment of taxes in conjunction with the forgiveness of prior indebtedness. In August 1998 the Company loaned
Mr. Blend $491,771 bearing interest of 5.48% per annum. This note is secured by a pledge of 100,000 shares of the Company's stock. The largest aggregate amount of indebtedness outstanding at any time in 1998 was $592,681, and the amount of outstanding indebtedness as of March 10, 1999 was $507,202. Mr. Blend paid off this debt in March
1999.

        The Company loaned Mr. Lane $60,940 in June 1997, for payment of taxes in conjunction with the forgiveness of prior indebtedness. Mr. Lane paid off this debt in January 1999. The largest aggregate amount of indebtedness outstanding at any time in 1997 was $60,940

        In December 1997, the Board of Directors approved a contract with Valour, Inc. to provide human resource consulting services for a monthly fixed fee of $10,000. The services to be provided under the agreement commenced in January 1998 and $120,000 was paid by the Company in fiscal 1998 pursuant to this arrangement. Robert W. Felton, Chairman of the Board of the Company, is a director and shareholder of Valour, Inc.












        SECURITY OWNERSHIP OF MANAGEMENT; PRINCIPAL STOCKHOLDERS

The table below sets forth, as of March 10, 1999, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each Named Executive Officer; (iii) each director of the Company; and (iv) all current directors and executive officers as a group.



                                                              Approximate
                                                   Shares     Percentage
                                                Beneficially      of
Name and Address                                 Owned (1)    Ownership
----------------------------------------------- ------------  ----------
Warburg, Pincus Investors, LP (2)                18,480,380        49.4%

William H. Janeway (2) (3)                       18,482,880        49.4%

Joseph P. Landy (2) (3)                          18,482,880        49.4%

Robert W. Felton (4)                              4,515,061        12.2%

Jeanne D. Wohlers.............................         --         *

William J. Grabske (6)                              187,500       *

C. Jeffrey Simpson (6).........................     201,173       *

Frank M. Siskowski ............................        --         *
Robert A. Pocsik (6)...........................      12,500       *
All current directors and executive officers
  as a group (8 persons) ......................  23,450,364        62.7%

-------------------------
*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting power or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of the Company's Common Stock that will be issuable to the identified person or entity pursuant to assumed stock options that are either immediately exercisable or exercisable within sixty days of March 10, 1999 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Represents shares held by Warburg, Pincus Investors, LP
("Warburg"). Warburg, Pincus & Co. is the sole General Partner of Warburg and has a 20 % interest in the profits of Warburg. E.M.
Warburg, Pincus & Co. LLC manages Warburg. Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC and may be deemed to control both such entities. The members of E.M. Warburg, Pincus & Co., LLC are substantially the same as the partners of Warburg, Pincus & Co., LLC are substantially the same as the partners of Warburg, Pincus & Co. Messrs. Janeway and Landy, who will be directors of the combined company, are Managing Directors and members of E.M. Warburg, Pincus & Co., LLC, and general partners of Warburg, Pincus & Co. Messrs. Landy and Janeway may be deemed to have an indirect pecuniary interest
(within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares beneficially owned by Warburg. Messrs. Janeway and Landy each disclaim beneficial ownership, for purposes of Section 16 of the Exchange Act or otherwise, of such shares. The address of Warburg is 466 Lexington Avenue, New York, New York 10017. Includes 3,702,877 shares issuable upon the exercise of currently exercisable warrants held by Warburg.
(3) Includes 2,500 shares subject to options exercisable within 60 days of March 10, 1999 granted to each of Messrs. Janeway and Landy in their capacity as directors.
(4) Includes 67,500 shares subject to options exercisable within 60 days of March 10, 1999. The address of Mr. Felton is c/o Indus International, Inc., 60 Spear Street, San Francisco, CA 94105.
(5) Represents shares subject to options exercisable within 60 days of March 10, 1999.
(6) The Company, Robert W. Felton and Warburg, Pincus Investors, L.P. ("WPI") entered into a Nomination Agreement that provides that for so long as WPI continues to own more than 15% of the outstanding shares of the Company's Common Stock, WPI will be permitted to nominate two persons to the Company's Board of Directors, and that for so long as WPI continues to own between 7% and 15% of the outstanding shares of the Company's Common Stock, WPI will be permitted to nominate one person to the Company's Board of Directors. The Nomination Agreement also provides that for so long as Mr. Felton continues to own more than 15% of the outstanding shares of the Company's Common Stock, Mr. Felton will be permitted to nominate two persons to the Company's Board of Directors, and that for so long as Mr. Felton continues to own between 7% and 15% of the outstanding shares of the Company's Common Stock, Mr. Felton will be permitted to nominate one person to the Company's Board of Directors, which nominees in each instance may include Mr. Felton.
(7) Robert W. Felton, the Company and Warburg, Pincus Investors, L.P. ("WPI") entered into a Stock Purchase Agreement dated January 13,
1999 (the "Felton Purchase Agreement"). Under the Felton Purchase Agreement, WPI purchased 5,000,000 shares of the Company's Common
Stock from Mr. Felton and WPI agreed that with respect to any proposal presented to the Company's stockholders it will exercise its voting right with respect to any shares of capital stock of the Company owned by it such that the votes of WPI and its affiliates are limited to 50% or less of the votes eligible to be cast on such proposal, except that WPI may vote its shares of capital stock in excess of such 50% vote in the same proportions as the other stockholders of the Company vote their shares of capital stock entitled to vote on such proposal.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation Committee currently consists of William
H. Janeway and Jeanne D. Wohlers. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of the compensation committee of any other company.

    SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 ("Section 16
(a)") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and persons who own greater than ten percent of a registered class of the Company's equity securities (a "10% Stockholders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1998 all officers, directors and 10% Stockholders complied with all Section 16(a) filing requirements.

                           OTHER MATTERS

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS



San Francisco, California
April 2, 1999










                                                          APPENDIX A

Summary of Amended Stock Plan

The principal features of the Stock Plan are described below:

Purpose. The purposes of the Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and its subsidiaries and to promote the success of the Company's business.

Administration. With respect to grants of options or stock rights to employees who are also officers or directors of the Company, the Stock Plan shall be administered by (i) the Board of Directors of the Company if the Board of Directors may administer the Stock Plan in compliance with Rule 16b-3 with respect to a plan intended to qualify under Rule 16b-3 as a discretionary plan or (ii) a committee designated by the Board of Directors to administer the Stock Plan, which committee shall be constituted in such a manner as to permit the plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. With respect to grants of options or stock rights to employees or consultants who are neither officers nor directors of the Company, the Stock Plan shall be administered by (i) the Board of Directors or (ii) a committee designated by the Board of Directors, which committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of stock and option plans, if any, of California corporate and securities laws and of the Internal Revenue Code of 1986 as amended (the "Code"). If permitted by Rule 16b-3, the Stock Plan may be administered by different bodies with respect to directors, non-director officers and employees who are neither officers nor directors and consultants who are not directors.

The administrator of the Stock Plan has full power to select, from among the officers, employees, directors and consultants of the Company eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Stock Plan. The interpretation and construction of any provision of the Stock Plan by the administrator is final and conclusive. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Stock Plan.

Eligibility. The Stock Plan provides that non-statutory stock options and stock rights may be granted to employees, including officers and directors, and consultants of the Company or any subsidiary of the Company. Directors of the Company who are not employees or consultants are not eligible to participate in the Stock Plan. Incentive stock options may be granted only to employees, including officers and directors, of the Company or any subsidiary of the Company. No employee can be granted options covering more than 500,000 shares under the Stock Plan in any fiscal year, however in connection with his or her initial service, an employee may be granted options to purchase an additional 500,000 Shares which shall not count against the limit stated previously. In addition, there is a $100,000 limit on the total market value of shares subject to all incentive stock options which are granted by the Company or any parent or subsidiary of the Company to any employee which are exercisable for the first time in any one calendar year.

Reserved Shares. A total of 10,000,000 shares of Common Stock have been reserved for issuance under the Stock Plan and also subject to adjustment for future stock splits, stock dividends and similar events.

Subject to the provisions of the Stock Plan, if any shares of Common Stock that have been optioned cease to be subject to an option, or if any shares of restricted stock or shares that are subject to any stock purchase right or incentive stock right granted under the Stock Plan are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares will again be available for distribution in connection with future awards or option grants under the Stock Plan.

Stock Options. The Stock Plan permits the granting of nontransferable stock options that either qualify as incentive stock options under Section 422 of the Code ("Incentive Stock Options" or "ISOs") or do not so qualify ("Non-Statutory Stock Options" or "NSOs"). The term of each option will be fixed by the administrator but may not exceed ten years from the date of grant in the case of ISOs, or five years from the date of grant in the case of ISOs granted to the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary. The administrator will determine the time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the administrator.

The option exercise price for each share covered by a non-statutory option shall be determined by the administrator of the Stock Plan. The option exercise price of an ISO may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. In the case of ISOs granted to the owner of Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary, the option exercise price for each share covered by such option may not be less than 110% of the fair market value of a share of Common Stock on the date of grant of such option. The administrator of the Stock Plan determines such fair market value. As long as the Common Stock of the Company is traded on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the fair market value of a share of Common Stock of the Company shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such system) for the last market trading date before the time of determination, as reported in The Wall Street Journal or such other source as is deemed reliable.

The consideration to be paid for shares issued upon exercise of options granted under the Stock Plan, including the method of payment, will be determined by the administrator (and, in the case of ISOs, such determination shall be made at the time of grant) and may consist entirely of cash, check, promissory note or shares of Common Stock which, in the case of shares acquired upon exercise of an option, have been beneficially owned for at least six months or which were not acquired directly or indirectly from the Company, with a fair market value on the exercise date equal to the aggregate exercise price of the shares being purchased. The administrator may also authorize as payment the delivery of a properly executed notice and irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the exercise price or the delivery of an irrevocable subscription agreement for the shares which irrevocably obligates the optionee to take and pay for the shares not more than 12 months after delivery of the subscription agreement. The administrator may also authorize payments by any combination of the foregoing methods or by any other method permitted by applicable laws.

Under the Stock Plan, in the event of termination of an optionee's employment or consulting relationship for any reason (other than death or permanent disability), an option may thereafter be exercised (to the extent it was exercisable at the date of such termination) for thirty days (or such other period as determined by the administrator not to exceed six months or three months in the case of an ISO). If the optionee's employment or consulting relationship is terminated as a result of the optionee's permanent disability, the option may be exercised for a period of six months after the date of termination. If an optionee's employment or consulting relationship is terminated by reason of the optionee's death, the options held by such individual can be exercised by the optionee's estate or successor for twelve months following death. However, in no case can an option be exercised after the expiration of its term.

All options granted under the Stock Plan shall be evidenced by a stock option agreement between the Company and the optionee to whom such option is granted. Each agreement shall contain in substance the terms and conditions described above.

Stock Purchase Rights. The Stock Plan permits the granting of stock purchase rights to purchase Common Stock of the Company either alone, in addition to, or in tandem with other awards under the Stock Plan. Upon the granting of a stock purchase right under the Stock Plan, the offeree is advised in writing of the terms, conditions and restrictions related to the offer, including the number of shares of Common Stock that such person is entitled to purchase, the price to be paid and the time within which such person must accept such offer (which in no event may exceed six months from the date the purchase right was granted). The offer shall be accepted by execution of a restricted stock purchase agreement between the Company and the offeree. Stock purchase rights granted to persons subject to Section 16 of the Securities Exchange Act of 1934 shall be subject to any restrictions necessary to comply with Rule 16b-3.

Nontransferability of Options and Stock Rights. Options and stock rights granted pursuant to the Stock Plan are nontransferable by the participant, other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the participant, only by the participant.

Withholding Under the Stock Plan.  The administrator of the Stock
Plan may also permit participants to satisfy their withholding tax obligations using Common Stock when appropriate.

Acceleration of Options and Stock Rights. In the event of a proposed sale of all or substantially all of the assets of the Company, or the Merger of the Company with or into another corporation, each outstanding option and stock right shall be assumed or substituted by an equivalent option or right by such successor corporation. In the event the successor corporation refuses to assume or substitute the option or stock purchase right, the participant will have the right to exercise the option or stock right as to all shares subject to such option or stock right, including shares as to which the option or stock right would not otherwise be exercisable. If an option or stock purchase right is exercisable in lieu of assumption or substitution, the Company shall notify the participant that the option or stock right shall be fully exercisable for a period of 15 days from the date of such notice and the option or stock right will terminate upon the expiration of such period.

Adjustment upon Changes in Capitalization. In the event any change, such as a stock split or dividend, is made in the Company's capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares which have been reserved for issuance under the Stock Plan and the price per share covered by each outstanding option or stock right. In the event of the proposed dissolution or liquidation of the Company, all outstanding options and stock rights will terminate immediately before the consummation of such proposed action, unless otherwise provided by the Board of Directors. The Board of Directors may, in its discretion, make provision for accelerating the exercisability of shares subject to options or stock rights under the Stock Plan in such event.

Amendment and Termination. The Board of Directors may amend, alter, suspend or discontinue the Stock Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any incentive stock rights, stock options, stock appreciation rights or stock purchase rights then outstanding under the Stock Plan, without the participant's consent. To the extent necessary and desirable to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation), the Company will obtain stockholder approval of any amendment to the Stock Plan in such a manner and to such a degree as required. Subject to the specific terms of the Stock Plan, the administrator may accelerate any award or option or waive any conditions or restrictions pertaining to such award or option or shares of stock relating thereto at any time. The administrator may also substitute new stock options for previously granted stock options, including previously granted stock options having higher option prices, and may reduce the exercise price of any option to the then current fair market value if the fair market value of the Common Stock covered by such option shall have declined since the date the option was granted. The Stock Plan shall continue in effect for a term of ten years unless sooner terminated as described above.

Federal Income Tax Aspects of the Stock Plan

The following is a brief summary of the federal income tax consequences of transactions under the Stock Plan. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Incentive Stock Options. An optionee who is granted an ISO will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply in the case of optionees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

Non-Statutory Stock Options. All other options, which do not qualify as ISOs, are referred to as Non-Statutory Stock Options. An optionee will not recognize any taxable income at the time he is granted a Non-Statutory Stock Option. However, upon exercise of the option, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the Optionee with respect to shares acquired upon exercise of a Non-Statutory Stock Option.

Different rules may apply in the case of optionees who are subject to
Section 16 of the Securities Exchange Act of 1934, as amended.

Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as Non-Statutory Stock Options. However, restricted stock is usually purchased upon exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock ceases to be subject to substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to the Company's right to repurchase the stock upon the purchaser's termination of employment with the Company (i.e., as it "vests"). At such times, the purchaser will recognize the ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture. However, a purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, would be equal to the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period would commence on the purchase date. The ordinary income recognized by a purchaser who is an employee will be treated as wages and will be subject to tax with holding by the Company. Generally, the Company will be entitled to a tax deduction in the amount and at the time the purchaser recognizes ordinary income.

Different rules may apply in the case of purchasers who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

Payments in Respect of a Change in Control. The Stock Plan authorizes the acceleration of options and stock purchase rights under certain conditions in the event of a Merger or sale of substantially all of the assets of the Company. Such acceleration or payment may cause part or all of the consideration involved to be treated as a "parachute payment" under the Code, which may subject the recipient thereof to a 20% excise tax and which may not be deductible by the participant's employer.

        The foregoing is only a summary of the effect of federal income taxation upon optionees and the Company with respect to the grant and exercise of options under the Stock Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

                                                         APPENDIX B

Summary of Amended Director's Option Plan

The principal features of the Director's Plan are described below:

Purpose. The purposes of the Director's Plan are to attract and retain the best available personnel for service as Outside Directors of the Company, to provide additional incentive to Outside Directors of the Company and to encourage their continued service on the Board.

Administration and Grants of Options under the Plan. All grants of options to Outside Directors under this Plan shall be automatic and nondiscretionary. Each Outside Director shall be automatically granted an option to purchase 50,000 Shares (the "First Option") on the date on which such person first becomes an Outside Director, however, an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option. Each Outside Director shall be automatically granted an option to purchase 10,000 Shares (a "Subsequent Option") on the date of the Company's annual meeting of stockholders upon such Outside Director's reelection to the Board, provided that on such date the Outside Director shall have served as a Director for at least the preceding six (6) months. The term of the options shall be ten (10) years and shall be exercisable only while the Outside Director remains a Director of the Company. The exercise price per share shall be 100% of the fair market value per share on the date of grant. In the event that the date of grant is not a trading day, the exercise price per share shall be the fair market value on the next trading day immediately following the date of grant. The options shall become exercisable as to 25% percent of the Shares each anniversary of its date of grant, provided that the optionee continues to serve as a Director on such dates. In the event that any option granted under this Plan would cause the number of shares subject to outstanding options plus the number of shares previously purchased under options to exceed the authorized pool, then the remaining shares available for option grant shall be granted under options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional shares become available for grant under this Plan through action of the Board or the stockholders to increase the number of shares which may be issued under the Plan or through cancellation or expiration of options previously granted hereunder.

Form of Consideration. The consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, shall consist of (i)cash, (ii)check, (iii)other shares which
(x)in the case of shares acquired upon exercise of an option, have been owned by the optionee for more than six (6) months on the date of surrender, and (y)have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised, (iv)consideration received by the Company under a cashless exercise program implemented by the Company in connection with this Plan, or (v)any combination of the foregoing methods of payment.

An option shall be deemed to be exercised when written notice of such exercise has been given to the by the person entitled to exercise the Option and full payment for the shares with respect to which the option is exercised has been received by the Company.

Termination of Continuous Status as a Director. In the event an optionee's status as a Director terminates (other than upon the optionee's death or total and permanent disability , the optionee may exercise his or her option, but only within three (3) months following the date of such termination, and only to the extent that the optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

Non-Transferability of Options. An option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

Adjustments Upon Changes in Capitalization, Dissolution, Merger or
Asset Sale. In the event any change, such as a stock split, reverse stock split or stock dividend, is made in the Company's capitalization which results in the increase or decrease in the number of issued shares without receipt of consideration by the Company, an appropriate adjustment shall be made in the number of shares which have been reserved for issuance under this Plan and the price per share covered by each outstanding option. In the event of a proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof.

Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend, or discontinue this Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any amendment to this Plan in such a manner and to such a degree as required.

        PROXY           INDUS INTERNATIONAL, INC.            PROXY


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

              PROXY FOR 1999 ANNUAL MEETING OF STOCKHOLDERS

                                MAY 4, 1999

The undersigned stockholder(s) of Indus International, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 1999, and hereby appoints William J. Grabske and Albert J. Wood as Proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of Indus International, Inc. (the "Company") to be held on May 4, 1999 at 2:00 p.m., local time, at the Company's Headquarters, located at 60 Spear Street, San Francisco, California 94105 and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on any of the following matters and with discretionary authority as to any and all other matters that may properly come before the meeting.


              (Continued, and to be signed on the other side)

Please Mark your vote
with black ink as
indicated in this     [X]
example


1. Election of Directors:
   To withhold authority for any individual                FOR   WTIHHOLD
   nominee, strike a line through the nominee's                  FOR ALL
   name in the list below:                                 [ ]   [ ]
    Robert W. Felton, William J. Grabske,
    William H. Janeway, Joseph P. Landy, Jeanne D. Wohlers

2. To approve an amendment to the Company's 1997 Stock     FOR   AGAINST ABSTAIN
   to increase the number of shares reserved for issuance
   thereunder by 2,500,000 shares to 10,000,000 shares.    [ ]   [ ]     [ ]


3. To approve an amendment to the Company's 1997           FOR   AGAINST ABSTAIN
   Director's Option plan to increase the number of shares
   Of Common Stock granted as a First Option from 10,000   [ ]   [ ]     [ ]
   to 50,000 and the shares granted as a Subsequent Option under the Director's Plan from 5,000 to 10,000.

4. To ratify the appointment of Ernst & Young LLP          FOR   AGAINST ABSTAIN
   as independent auditors of the Company
   independent auditors of the for the year ending         [ ]   [ ]     [ ]
   December 31, 1999.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE
WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE
SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE
ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY
PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

Signature(s)_____________________________      Dated  ________________, 1999


(This proxy should be marked, dated and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)